P&G


                                                    THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE


                 EUROPEAN COMMISSION CLEARS P&G-GILLETTE MERGER
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     CINCINNATI, July 15, 2005 - The Procter & Gamble Company (NYSE: PG) learned today that the European Commission has cleared the proposed merger with the Gillette Company.

     "Today's announcement from the European Commission is excellent news," said A.G. Lafley, P&G chairman, president and chief executive. "The EU clearance is a significant milestone as we work to combine two of the world's leading companies to benefit consumers, customers and shareholders." Today's announcement follows Tuesday's overwhelming vote by the shareholders of both companies in support of the merger.

     As part of the regulatory review process, P&G announced today that it plans to divest its SpinBrush battery toothbrush business, sold mainly in the United States, Canada, Europe and Japan. P&G has retained Merrill Lynch as an advisor and is in the process of soliciting bids.

     SpinBrush is a leading battery operated toothbrush which has been at the forefront of developing this technology. In the United States, SpinBrush has leading awareness and consumers consider it to be the best battery operated toothbrush. Additionally, it is the #1 dental professional recommended battery operated toothbrush.

     The company expects the Gillette deal to close in the Fall, 2005 once the merger has received clearances from other regulatory authorities, including the
U. S. Federal Trade Commission.

ABOUT P&G
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     Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 110,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

FORWARD-LOOKING STATEMENTS
--------------------------

     All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company's agreement to merge with The Gillette Company, including obtaining the related required regulatory approvals; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage the pattern of sales, including the variation in sales volume within periods; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products;
(11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; and (14) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

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P&G MEDIA CONTACTS:
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P&G WESTERN EUROPE
Scott Stewart
32.2.456.5656 (European Media Centre)
32.2.456.2877 (o)
32.497.59.1513 (m)

P&G CORPORATE MEDIA CENTER:
US media call:              1-(866) PROCTER (1-866-776-2837)
Media outside the US call: +1-(513) 945-9087

INVESTOR RELATIONS
Thomas Tippl
1-(513) 983-2414